Exhibit 99.1

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Contacts:

Media	Investors
Monica Kendrick	Robert J. Marshall Jr.
574-372-4989	574-371-8042
monica.kendrick@zimmerbiomet.com	robert.marshall@zimmerbiomet.com

Barbara Goslee 574-371-9449 barb.goslee@zimmerbiomet.com

Zimmer Biomet Holdings, Inc. Reports Fourth Quarter and Full-Year 2015 Financial Results

•	Net Sales of $1.93 billion for the fourth quarter represent an increase of 58.1% over the prior year period on a reported basis, and an increase of 0.5% on an adjusted pro forma, constant currency billing day basis

•	Diluted EPS for the fourth quarter were $0.14 reported, a decrease of 84.3% from the prior year period, and $2.09 adjusted, an increase of 17.4% over the prior year period

•	Net Sales of $6.0 billion for the full year represent an increase of 28.3% reported over the prior year

•	Diluted EPS for the full year were $0.26 reported, a decrease of 93.8% from the prior year, and $6.90 adjusted, an increase of 7.8% over the prior year

•	The Company provides 2016 sales and adjusted earnings guidance

(WARSAW, IN) January 28, 2016—Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) today reported financial results for the fourth quarter and full year ended December 31, 2015. The Company reported fourth quarter net sales of $1.93 billion, an increase of 58.1% over the prior year period on a reported basis, and an increase of 0.5% on an adjusted pro forma, constant currency billing day basis. Diluted earnings per share for the quarter were $0.14 reported and $2.09 adjusted, an increase of 17.4% adjusted over the prior year period. Full-year net sales were $6.0 billion, an increase of 28.3% reported over the prior year. Diluted earnings per share for the year were $0.26 reported and $6.90 adjusted, an increase of 7.8% adjusted over the prior year.

“At the close of a transformational year for Zimmer Biomet, we achieved top line growth supported by sequential improvement from our joint reconstructive and S.E.T. businesses in the U.S. In addition, we finished the year with strong earnings results, as we continued to execute on our global integration plans,” said David Dvorak, President and CEO of Zimmer Biomet. “Importantly, the substantial completion of our commercial integration in 2015, combined with the breadth of our musculoskeletal portfolio, positions our sales teams to accelerate our growth as we progress through 2016.”

Net earnings for the fourth quarter were $29.7 million on a reported basis and $428.3 million on an adjusted basis, an increase of 39.2% adjusted over the prior year period. Operating cash flow for the fourth quarter was $433.2 million.

During the fourth quarter, the Company paid $44.8 million in dividends and declared a fourth quarter dividend of $0.22 per share, consistent with the dividend declared for the prior year period.

Further, the Company utilized $150 million of cash to acquire 1.4 million shares during the fourth quarter. As of December 31, 2015, $450 million remained available under the current share repurchase authorization.

Guidance

The Company expects constant currency revenue for the full year 2016, as compared to adjusted pro forma 2015 revenue, to increase between 1.5% and 2.5%. The Company expects foreign currency translation to decrease revenues by 2.0%, resulting in reported revenue between negative 0.5% and positive 0.5% when compared to adjusted pro forma 2015 revenue.

The Company expects full-year 2016 adjusted diluted earnings per share to be in a range of $7.80 to $7.95.

Conference Call

The Company will conduct its fourth quarter and full-year 2015 investor conference call today, January 28, 2016, at 8:00 a.m. Eastern Time. The live audio webcast can be accessed via Zimmer Biomet’s Investor Relations website at http://investor.zimmerbiomet.com. It will be archived for replay following the conference call.

Individuals in the U.S. and Canada who wish to dial into the conference call may do so by dialing (877) 941-1227 and entering conference ID 4696684. For a complete listing of international toll-free and local numbers, please visit http://investor.zimmerbiomet.com. A digital recording will be available 24 hours after the completion of the conference call, from January 29, 2016 to February 28, 2016. To access the recording, U.S. and Canada callers should dial (800) 406-7325 and international callers should dial +1 (303) 590-3030, and enter the Access Code ID 4696670.

Sales Tables

The following fourth quarter sales table provides results by geography and product category, as well as the percentage change compared to the prior year quarter on a reported basis, a pro forma reported billing day basis, and an adjusted billing day pro forma constant currency basis. Additionally, the full-year sales table provides results on a reported basis.

NET SALES - THREE MONTHS ENDED DECEMBER 31, 2015

(in millions, unaudited)

	Net Sales	Reported % Change	Billing Day Pro Forma Reported % Change	Adjusted Billing Day Pro Forma Constant Currency % Change
Geographic Results
Americas	$1,204	77.6%	(2.0)%	0.5%
EMEA	454	34.5	(13.9)	(1.5)
Asia Pacific	276	32.7	(4.4)	4.0

Total	$1,934	58.1	(5.3)	0.5

Product Categories
Knees
Americas	$441	55.3	(1.6)	1.4
EMEA	167	25.1	(14.1)	0.6
Asia Pacific	104	32.3	(2.5)	8.2

Total	712	43.5	(4.9)	2.2

Hips
Americas	250	61.6	(1.7)	(0.8)
EMEA	137	17.4	(12.6)	(1.0)
Asia Pacific	83	25.0	(6.9)	0.7

Total	470	39.1	(6.0)	(0.6)
S.E.T (1)	404	76.3	(2.6)	1.6

Dental	116	72.7	(11.2)	(6.7)

Spine & CMF	148	166.1	(4.3)	(2.0)

Other	84	125.7	(10.9)	3.3

Total	$1,934	58.1	(5.3)	0.5

(1)	Surgical, Sports Medicine, Foot and Ankle, Extremities and Trauma

NET SALES - YEAR ENDED DECEMBER 31, 2015

(in millions, unaudited)

	Net Sales	Reported % Change
Geographic Results
Americas	$3,662	41.2%
EMEA	1,418	11.7
Asia Pacific	918	13.3

Total	$5,998	28.3

Product Categories
Knees
Americas	$1,392	28.0
EMEA	535	7.3
Asia Pacific	350	13.0

Total	2,277	20.1

Hips
Americas	790	29.9
EMEA	459	2.3
Asia Pacific	288	6.9

Total	1,537	15.9
S.E.T (1)	1,215	40.7

Dental	336	38.2

Spine & CMF	404	95.2

Other	229	65.3

Total	$5,998	28.3

(1)	Surgical, Sports Medicine, Foot and Ankle, Extremities and Trauma

About the Company

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; spine, bone healing, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com, or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Website Information

We routinely post important information for investors on our website, www.zimmerbiomet.com, in the “Investor Relations” section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Note on Non-GAAP Financial Measures

Adjusted earnings per share and adjusted net earnings exclude the effect of inventory step-up and other inventory and manufacturing related charges, certain claims, special items, intangible asset amortization, financing and other expenses related to the Biomet merger and certain tax adjustments. Included in special items are acquisition and integration costs and asset impairment charges related to acquisitions, as well as employee termination benefits, consulting and professional fees, certain litigation matters, dedicated personnel expenses, certain contract terminations and asset impairment charges connected with global restructuring and operational excellence initiatives. “Pro forma” revenue refers to revenue for prior year periods adjusted to reflect the inclusion of Biomet revenue on a GAAP (reported) basis. “Adjusted pro forma” revenue refers to pro forma revenue adjusted to reflect the impact of the previously announced divestiture remedies. “Constant currency” refers to any financial measure that excludes the effect of changes in foreign currency exchange rates. Reconciliations of these non-GAAP measures to the most directly comparable GAAP measure are included in this press release.

Updated Quarter Closing Convention

In 2015 we changed our quarter-end closing convention for the majority of our international reporting units. As a consequence, our results of operations for the three months ended December 31, 2015 include fewer billing days for such international reporting units than were included in our results of operations for the three months ended December 31, 2014. This change in quarter closing convention had a minimal impact on the number of billing days for the full-year 2015 relative to the full-year 2014. We have not restated the presentation of our 2014 financial statements to conform to this change of closing convention because the impact of the change is not material to the results of operations or to the comparisons between the 2015 and 2014 periods. In this press release, we compute sales growth rates for the three months ended December 31, 2015 relative to the three months ended December 31, 2014 on a billing day basis. Net sales per billing day in an individual market equal net sales for that market divided by the number of billing days (non-holiday weekdays) in that market.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward-looking statements include, but are not limited to, statements about the benefits of the merger between Zimmer and LVB Acquisition, Inc., the parent company of Biomet, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the possibility that the anticipated synergies and other benefits from the merger will not be realized, or will not be realized within the expected time periods; the risks and uncertainties related to our ability to successfully integrate the operations, products, employees and distributors of the legacy companies; the effect of the potential disruption of management’s attention from ongoing business operations due to integration matters related to the merger; the effect of the merger on our relationships with customers, vendors and lenders and on our operating results and businesses generally; Biomet’s compliance with its Deferred Prosecution Agreement through March 2016; the outcome of government investigations; price and product competition; the success of our quality and operational excellence initiatives; changes in customer demand for our products and services caused by demographic changes or other factors; the impact of healthcare reform measures; reductions in reimbursement levels by third-party payors and cost containment efforts of healthcare purchasing organizations; dependence on new product development, technological advances and innovation; shifts in the product category or regional sales mix of our products and services; supply and prices of raw materials and products; control of costs and expenses; the ability to obtain and maintain adequate intellectual property protection; the ability to form and implement alliances; challenges relating to changes in and compliance with governmental laws and regulations, including regulations of the U.S. Food and Drug Administration (the “FDA”) and foreign government regulators, such as more stringent requirements for regulatory clearance of products; the ability to remediate matters identified in any inspectional observations or warning letters issued by the FDA; changes in tax obligations arising from tax reform measures or examinations by tax authorities; product liability and intellectual property litigation losses; the ability to retain the independent agents and distributors who market our products; dependence on a limited number of suppliers for key raw materials and outsourced activities; changes in general industry and market conditions, including domestic and international growth rates and general domestic and international economic conditions, including interest rate and currency exchange rate fluctuations; and the impact of the ongoing economic uncertainty affecting countries in the Euro zone on the ability to collect accounts receivable in affected countries. For a further list and description of such risks and uncertainties, see our periodic reports filed with the U.S. Securities and Exchange Commission. Copies of these filings, as well as subsequent filings, are available online at www.sec.gov, www.zimmerbiomet.com or on request from us. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Readers of this communication are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this communication.

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ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2015 and 2014

(in millions, except per share amounts, unaudited)

	2015 (1)	2014 (2)
Net Sales	$1,933.6	$1,222.9

Cost of products sold, excluding intangible asset amortization	725.3	313.8
Intangible asset amortization	172.6	20.5
Research and development	85.9	46.3
Selling, general and administrative	723.6	439.2
Special items	153.6	176.8

Operating expenses	1,861.0	996.6

Operating Profit	72.6	226.3

Other income (expense), net	7.7	(21.3)
Interest income	2.0	3.5
Interest expense	(90.0)	(16.0)

(Loss) earnings before income taxes	(7.7)	192.5

(Benefit) provision for income taxes	(37.1)	38.8

Net Earnings	29.4	153.7

Less: Net Loss attributable to noncontrolling interest	(0.3)	(0.1)

Net Earnings of Zimmer Biomet Holdings, Inc.	$29.7	$153.8

Earnings Per Common Share
Basic	$0.15	$0.91
Diluted	$0.14	$0.89

Weighted Average Common Shares Outstanding
Basic	203.2	169.5
Diluted	205.2	172.4

Cash Dividends Declared Per Common Share	$0.22	$0.22

(1)	The effects of purchase accounting adjustments reflected in the 2015 consolidated statement of earnings related to the merger with Biomet are preliminary and, as a result, our annual goodwill impairment testing is not yet complete. Our consolidated statement of earnings to be filed in our annual report on Form 10-K may change as we refine our purchase accounting estimates and complete our goodwill impairment testing.
(2)	Reflects certain revisions to correct immaterial misstatements and other out-of-period adjustments. For additional information, see Exhibit 99.2 to the Company’s Form 8-K filed October 29, 2015 and the Company’s Form 10-K to be filed with the Securities and Exchange Commission.

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE YEAR ENDED DECEMBER 31, 2015 and 2014

(in millions, except per share amounts, unaudited)

	2015 (1)	2014 (2)
Net Sales	$5,997.8	$4,673.3

Cost of products sold, excluding intangible asset amortization	1,856.6	1,242.8
Intangible asset amortization	348.6	92.5
Research and development	268.8	187.4
Selling, general and administrative	2,284.2	1,750.7
Certain claims	7.7	21.5
Special items	905.5	341.1

Operating expenses	5,671.4	3,636.0

Operating Profit	326.4	1,037.3

Other expense, net	(36.9)	(46.7)
Interest income	9.4	11.9
Interest expense	(286.6)	(63.1)

Earnings before income taxes	12.3	939.4

(Benefit) provision for income taxes	(36.6)	220.2

Net Earnings	48.9	719.2

Less: Net Loss attributable to noncontrolling interest	(0.8)	(1.1)

Net Earnings of Zimmer Biomet Holdings, Inc.	$49.7	$720.3

Earnings Per Common Share
Basic	$0.27	$4.26
Diluted	$0.26	$4.20

Weighted Average Common Shares Outstanding
Basic	187.4	169.0
Diluted	189.8	171.7

Cash Dividends Declared Per Common Share	$0.88	$0.88

(1)	The effects of purchase accounting adjustments reflected in the 2015 consolidated statement of earnings related to the merger with Biomet are preliminary and, as a result, our annual goodwill impairment testing is not yet complete. Our consolidated statement of earnings to be filed in our annual report on Form 10-K may change as we refine our purchase accounting estimates and complete our goodwill impairment testing.
(2)	Reflects certain revisions to correct immaterial misstatements and other out-of-period adjustments. For additional information, see Exhibit 99.2 to the Company’s Form 8-K filed October 29, 2015 and the Company’s Form 10-K to be filed with the Securities and Exchange Commission.

ZIMMER BIOMET HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, unaudited)

	December 31, 2015 (1)	December 31, 2014 (2)
Assets
Current Assets:
Cash and cash equivalents	$1,452.6	$1,083.3
Short-term investments	164.6	612.5
Receivables, net	1,453.2	912.1
Inventories	2,306.6	1,193.3
Other current assets	655.3	512.1

Total current assets	6,032.3	4,313.3

Property, plant and equipment, net	2,063.6	1,285.3
Goodwill	9,531.2	2,514.2
Intangible assets, net	9,057.2	603.5
Other assets	724.1	941.7

Total Assets	$27,408.4	$9,658.0

Liabilities and Stockholders’ Equity

Other current liabilities	$1,635.6	$1,024.0
Other long-term liabilities	4,403.1	656.8
Long-term debt	11,556.3	1,425.5
Stockholders’ equity	9,813.4	6,551.7

Total Liabilities and Stockholders’ Equity	$27,408.4	$9,658.0

(1)	The effects of purchase accounting adjustments reflected in the 2015 consolidated balance sheet related to the merger with Biomet are preliminary and, as a result, our annual goodwill impairment testing is not yet complete. Our consolidated balance sheet to be filed in our annual report on Form 10-K may change as we refine our purchase accounting estimates and complete our goodwill impairment testing.
(2)	Reflects certain revisions to correct immaterial misstatements and other out-of-period adjustments. For additional information, see Exhibit 99.2 to the Company’s Form 8-K filed October 29, 2015 and the Company’s Form 10-K to be filed with the Securities and Exchange Commission.

ZIMMER BIOMET HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2015 and 2014

(in millions, unaudited)

	2015 (1)	2014 (2)
Cash flows provided by (used in) operating activities
Net earnings	$48.9	$719.2
Depreciation and amortization	723.5	375.8
Biomet merger consideration compensation expense	164.1	—
Share-based compensation	46.4	49.4
Income tax benefits from employee stock compensation plans	81.4	37.2
Excess income tax benefits from employee stock compensation plans	(11.8)	(11.1)
Inventory step-up	374.7	5.4
Gain on divestiture of assets	(19.0)	—
Changes in operating assets and liabilities, net of acquired assets and liabilities
Income taxes	65.6	(140.9)
Receivables	(62.8)	(40.4)
Inventories	(248.1)	(164.6)
Accounts payable and accrued expenses	(186.8)	108.4
Other assets and liabilities	(113.3)	114.4

Net cash provided by operating activities	862.8	1,052.8

Cash flows provided by (used in) investing activities
Additions to instruments	(266.4)	(197.4)
Additions to other property, plant and equipment	(167.7)	(144.9)
Purchases of investments	(214.8)	(1,350.9)
Sales of investments	802.9	1,282.2
Proceeds from divestiture of assets	69.9	—
Biomet acquisition, net of acquired cash	(7,812.9)	—
Investments in other assets	(21.7)	(58.4)

Net cash used in investing activities	(7,610.7)	(469.4)

Cash flows provided by (used in) financing activities
Proceeds from (payments on) senior notes	7,628.2	(250.0)
Proceeds from term loan	3,000.0	—
Redemption of senior notes	(2,740.0)	—
Payments on term loan	(500.0)	—
Net proceeds under revolving credit facilities	0.1	2.3
Dividends paid to stockholders	(157.1)	(145.5)
Proceeds from employee stock compensation plans	105.2	284.7
Excess income tax benefits from employee stock compensation plans	11.8	11.1
Debt issuance costs	(58.4)	(64.1)
Equity issuance costs	—	(0.4)
Repurchase of common stock	(150.0)	(400.5)

Net cash provided by (used in) financing activities	7,139.8	(562.4)

Effect of exchange rates on cash and cash equivalents	(22.6)	(18.3)

Increase in cash and cash equivalents	369.3	2.7
Cash and cash equivalents, beginning of period	1,083.3	1,080.6

Cash and cash equivalents, end of period	$1,452.6	$1,083.3

(1)	The effects of purchase accounting adjustments reflected in the 2015 consolidated statement of cash flows related to the merger with Biomet are preliminary and, as a result, our annual goodwill impairment testing is not yet complete. Our consolidated statement of cash flows to be filed in our annual report on Form 10-K may change as we refine our purchase accounting estimates and complete our goodwill impairment testing.
(2)	Reflects certain revisions to correct immaterial misstatements and other out-of-period adjustments. For additional information, see Exhibit 99.2 to the Company’s Form 8-K filed October 29, 2015 and the Company’s Form 10-K to be filed with the Securities and Exchange Commission.

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY GEOGRAPHY

FOR THE THREE MONTHS and YEAR ENDED DECEMBER 31, 2015 and 2014

(in millions, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% Inc	2015	2014	% Inc

Americas	$1,204.2	$677.9	77.6%	$3,662.4	$2,594.2	41.2%
EMEA	453.6	337.2	34.5	1,417.8	1,269.5	11.7
Asia Pacific	275.8	207.8	32.7	917.6	809.6	13.3

Total	$1,933.6	$1,222.9	58.1	$5,997.8	$4,673.3	28.3

ZIMMER BIOMET HOLDINGS, INC.

NET SALES BY PRODUCT CATEGORY

FOR THE THREE MONTHS and YEAR ENDED DECEMBER 31, 2015 and 2014

(in millions, unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2015	2014	% Inc	2015	2014	% Inc

Knees	$712.0	$496.3	43.5%	$2,276.8	$1,895.2	20.1%
Hips	470.4	338.1	39.1	1,537.2	1,326.4	15.9
S.E.T	403.8	229.1	76.3	1,214.9	863.2	40.7
Dental	115.5	66.8	72.7	335.7	242.8	38.2
Spine & CMF	148.3	55.7	166.1	404.4	207.2	95.2
Other	83.6	36.9	125.7	228.8	138.5	65.3

Total	$1,933.6	$1,222.9	58.1	$5,997.8	$4,673.3	28.3

ZIMMER BIOMET HOLDINGS, INC.

RECONCILIATION OF BILLING DAY PRO FORMA REPORTED % GROWTH TO

ADJUSTED BILLING DAY PRO FORMA CONSTANT CURRENCY % GROWTH

(unaudited)

	For the Three Months Ended
	December 31, 2015
	Billing Day Pro Forma Reported % Change	Divestiture Impact	Foreign Exchange Impact	Adjusted Billing Day Pro Forma Constant Currency % Change
Geographic Results
Americas	(2.0)%	(1.9)%	(0.6)%	0.5%
EMEA	(13.9)	(1.2)	(11.2)	(1.5)
Asia Pacific	(4.4)	(0.2)	(8.2)	4.0
Total	(5.3)	(1.4)	(4.4)	0.5

Product Categories
Knees
Americas	(1.6)	(2.4)	(0.6)	1.4
EMEA	(14.1)	(2.9)	(11.8)	0.6
Asia Pacific	(2.5)	(0.5)	(10.2)	8.2
Total	(4.9)	(2.3)	(4.8)	2.2
Hips
Americas	(1.7)	—	(0.9)	(0.8)
EMEA	(12.6)	—	(11.6)	(1.0)
Asia Pacific	(6.9)	—	(7.6)	0.7
Total	(6.0)	—	(5.4)	(0.6)
S.E.T	(2.6)	(0.6)	(3.6)	1.6
Dental	(11.2)	—	(4.5)	(6.7)
Spine & CMF	(4.3)	—	(2.3)	(2.0)
Other	(10.9)	(11.3)	(2.9)	3.3
Total	(5.3)	(1.4)	(4.4)	0.5

ZIMMER BIOMET HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Three Months Ended December 31, 2015 and 2014

(in millions, unaudited)

	Three Months
	Ended December 31,
	2015	2014 (1)
Net Earnings of Zimmer Biomet Holdings, Inc.	$29.7	$153.8
Inventory step-up and other inventory and manufacturing related charges	253.6	3.4
Intangible asset amortization	172.6	20.5
Special items
Biomet merger-related	129.8	20.7
Other special items	23.8	156.1
Biomet merger-related (income) expenses in other expense	(10.1)	19.2
Taxes on above items and other certain tax adjustments (2)	(171.1)	(66.0)

Adjusted Net Earnings	$428.3	$307.7

ZIMMER BIOMET HOLDINGS, INC.

Reconciliation of Net Earnings and Adjusted Net Earnings

For the Years Ended December 31, 2015 and 2014

(in millions, unaudited)

	Year
	Ended December 31,
	2015	2014 (1)
Net Earnings of Zimmer Biomet Holdings, Inc.	$49.7	$720.3
Inventory step-up and other inventory and manufacturing related charges	404.8	36.3
Certain claims	7.7	21.5
Intangible asset amortization	348.6	92.5
Special items
Biomet merger-related	692.8	61.9
Other special items	212.7	279.2
Biomet merger-related expenses in other expense	23.0	39.6
Interest expense on Biomet merger financing	70.0	—
Taxes on above items and other certain tax adjustments (2)	(498.8)	(153.3)

Adjusted Net Earnings	$1,310.5	$1,098.0

(1)	Reflects certain revisions to correct immaterial misstatements and other out-of-period adjustments. For additional information, see Exhibit 99.2 to the Company’s Form 8-K filed October 29, 2015 and the Company’s Form 10-K to be filed with the Securities and Exchange Commission.
(2)	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER BIOMET HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Three Months Ended December 31, 2015 and 2014

(unaudited)

	Three Months
	Ended December 31,
	2015	2014 (1)
Diluted EPS	$0.14	$0.89
Inventory step-up and other inventory and manufacturing related charges	1.24	0.02
Intangible asset amortization	0.84	0.12
Special items
Biomet-merger related	0.63	0.12
Other special items	0.12	0.91
Biomet merger-related (income) expenses in other expense	(0.05)	0.11
Taxes on above items and other certain tax adjustments (2)	(0.83)	(0.39)

Adjusted Diluted EPS	$2.09	$1.78

ZIMMER BIOMET HOLDINGS, INC.

Reconciliation of Diluted EPS and Adjusted Diluted EPS

For the Years Ended December 31, 2015 and 2014

(unaudited)

	Year
	Ended December 31,
	2015	2014 (1)
Diluted EPS	$0.26	$4.20
Inventory step-up and other inventory and manufacturing related charges	2.13	0.21
Certain claims	0.04	0.13
Intangible asset amortization	1.84	0.54
Special items
Biomet-merger related	3.65	0.36
Other special items	1.12	1.63
Biomet merger-related expenses in other expense	0.12	0.23
Interest expense on Biomet merger financing	0.37	—
Taxes on above items and other certain tax adjustments (2)	(2.63)	(0.90)

Adjusted Diluted EPS	$6.90	$6.40

(1)	Reflects certain revisions to correct immaterial misstatements and other out-of-period adjustments. For additional information, see Exhibit 99.2 to the Company’s Form 8-K filed October 29, 2015 and the Company’s Form 10-K to be filed with the Securities and Exchange Commission.
(2)	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items were incurred.

ZIMMER BIOMET HOLDINGS, INC.

Reconciliation of 2016 Projected Diluted EPS

and Projected Adjusted Diluted EPS

(unaudited)

Projected Year Ended December 31, 2016:	High	Low

Diluted EPS	$3.53	$3.38
Inventory step-up and other inventory and manufacturing related charges, intangible asset amortization, special items and other expense	5.97	5.97
Taxes on above items*	(1.55)	(1.55)

Adjusted Diluted EPS	$7.95	$7.80

*	The tax effect is calculated based upon the statutory rates for the jurisdictions where the items are projected to be incurred.